Education Funding Capital Trust-III

Statements to Noteholders

December 31, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:			December 31, 2003

	Principal	Interest	Carryover Interest
Series 2003A-1	—	114,296.03	—
Series 2003A-2	—	183,649.82	—
Series 2003A-3	—	562,169.71	—
Series 2003A-4	—	122,416.67	—
Series 2003A-5	—	73,606.94	—
Series 2003A-6	—	160,334.72	—
Series 2003A-7	—	102,523.96	—
Series 2003A-8	—	121,460.76	—
Series 2003B-1	—	67,708.33	—

	—	1,508,166.94	—

Information on Each Series of Notes as of:				December 31, 2003

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2003A-1	77,500,000.00	1.0000000	1.21000%	N/A
Series 2003A-2	118,500,000.00	1.0000000	1.27000%	N/A
Series 2003A-3	319,000,000.00	1.0000000	1.44000%	N/A
Auction Rate Notes (28-day ARS):
Series 2003A-4	100,000,000.00	1.0000000	1.18000%	—
Series 2003A-5	83,750,000.00	1.0000000	1.21000%	—
Series 2003A-6	83,750,000.00	1.0000000	1.19000%	—
Series 2003A-7	83,750,000.00	1.0000000	1.20000%	—
Series 2003A-8	83,750,000.00	1.0000000	1.22000%	—
Series 2003B-1	50,000,000.00	1.0000000	1.30000%	—

	1,000,000,000.00			—

Education Funding Capital Trust-III

Statements to Noteholders

December 31, 2003

(per Section 11.04)

Value of the Trust Estate as of:	December 31, 2003

Principal Balance of Financed Student Loans	941,497,548.43
Accrued Interest on Financed Student Loans	5,086,529.94
Cash and Investment Balance	30,075,868.07
Accrued Interest on Cash and Investments	23,049.45

976,682,995.89

Accrued Interest and Fees with respect to the Notes	605,492.17

Pool Balance	941,497,548.43

Parity Percentage	97.61%

Senior Parity Percentage	102.75%

Rollforward of Indenture Funds during month ended:						December 31, 2003

	Distribution Account	Collection Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	1,841,527.92	3,895,849.24	650,019.09	10,000,000.00	10,000,000.00
Withdrawals	(2,878,292.82)	(5,764,184.01)	(644,039.10)	—	—
Deposits	2,364,354.05	8,303,963.94	1,974.22	—	—

Ending Balance	1,327,589.15	6,435,629.17	7,954.21	10,000,000.00	10,000,000.00

Amounts allocated during month ended:	December 31, 2003

Servicing fees	107,407.47
Administration fee	—
Auction agent fee	5,649.65
Broker dealer fee	141,241.31
Calculation agent fee	—
Trustee fee	334.00

254,632.43

Activity on Financed Student Loans during month ended:	December 31, 2003

Recoveries of Principal	5,609,235.83

Recoveries of Interest	2,378,417.26

Acquisitions of Financed Student Loans	437,827.76

Sales of Financed Student Loans	—

Initial federal reimbursement claims	175,579.88

Rejected federal reimbursement claims	—

Education Funding Capital Trust-III

Statements to Noteholders

Portfolio Statistics

December 31, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance
		Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	25,926	655,949,482	69.67%	25,301
Repayment - Delinquent	3,598	93,171,535	9.90%	25,895
Forbearance	1,679	61,206,522	6.50%	36,454
Deferment	3,906	131,170,010	13.93%	33,582

Total Repayment	35,109	941,497,548	100.00%	26,816

Total Portfolio	35,109	941,497,548	100.00%	26,816

Breakdown of Delinquent:
11 - 30 days	1,620	40,756,770	4.33%	25,159
31 - 60 days	1,055	26,995,975	2.87%	25,589
61 - 90 days	531	14,411,895	1.53%	27,141
91 - 120 days	239	6,392,286	0.68%	26,746
121 - 150 days	153	4,614,609	0.49%	30,161
151 - 180 days	0	0	0.00%	0
181 - 210 days	0	0	0.00%	0
211 - 240 days	0	0	0.00%	0
241 - 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	0	0	0.00%	0

Total Delinquent	3,598	93,171,535	9.90%	25,895

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	35,109	941,497,548	100.00%	26,816

Total	35,109	941,497,548	100.00%	26,816